UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009

Cavium Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33435	77-0558625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 East Middlefield Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 623-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 17, 2009, John Jarve notified Cavium Networks, Inc. (the “Company”) that he will not stand for re-election to the Company’s Board of Directors when his term expires at the Company’s 2009 Annual Meeting of Stockholders. Currently, Mr. Jarve is a member and the Chairperson of the Company’s Compensation Committee of the Board and a member of the Company’s Nominating and Corporate Governance Committee of the Board. Mr. Jarve’s decision not to stand for re-election is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices. Rather, Mr. Jarve’s decision is due to Menlo Ventures’ policy of not staying on public boards long term after a company completes its initial public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.
Date: March 19, 2009	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance and Administration and Chief Financial Officer